UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2009

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2009, Timothy J. Theriault resigned as President—Corporate and Institutional Services of Northern Trust Corporation (the “Company”), effective September 18, 2009, to pursue opportunities outside the financial sector.

On September 3, 2009, the Company’s board of directors appointed Steven L. Fradkin as President—Corporate and Institutional Services, effective September 18, 2009. Mr. Fradkin, 47, has served as an Executive Vice President of the Company since January 21, 2003 and as Chief Financial Officer of the Company since January 20, 2004.

On September 3, 2009, the Company’s board of directors appointed William L. Morrison to assume Mr. Fradkin’s role as Chief Financial Officer, effective September 18, 2009. Mr. Morrison, 59, has served as an Executive Vice President of the Company since May 21, 2002 and as President—Personal Financial Services of the Company since March 14, 2003.

The Company issued a press release announcing the leadership changes with respect to Mr. Theriault, Mr. Fradkin and Mr. Morrison on September 8, 2009. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Northern Trust Corporation, dated September 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: September 8, 2009	By:	/s/ Timothy P. Moen
Timothy P. Moen Executive Vice President and Head of Human Resources and Administration

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release of Northern Trust Corporation, dated September 8, 2009